UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025

MISSION PRODUCE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39561	95-3847744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification No.)

2710 Camino Del Sol, Oxnard, CA		93030
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (805) 981-3650

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07     Submission of Matters to a Vote of Security Holders.
On April 10, 2025, Mission Produce, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), virtually on the Internet. A total of 52,804,495 shares of the Company’s common stock, representing approximately 74.29% of the 71,071,752 shares outstanding and entitled to vote as of the February 11, 2025 record date for the Annual Meeting, were represented, constituting a quorum.
Stockholders were asked to vote on three proposals set forth in our Proxy Statement dated February 25, 2025, which was filed with the Securities and Exchange Commission. The results of the voting at the Annual Meeting are set forth below:
Proposal 1— Election of Directors

	Shares Voted
Director Nominee	For	Withheld	Broker Non-Votes
Luis A. Gonzalez	39,912,080	4,009,778	8,882,637
Bruce C. Taylor	33,248,087	10,673,771	8,882,637
Proposal 2 — Advisory vote to approve the compensation of our named executive officers

Shares Voted
For	Against	Abstain	Broker Non-Votes
33,883,441	8,926,300	1,112,117	8,882,637
Proposal 3 — Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025

Shares Voted
For	Against	Abstain
51,691,772	1,104,137	8,586

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.

/s/ Joanne C. Wu
Joanne C. Wu
General Counsel and Secretary
Date: April 10, 2025